UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2024 (November 17, 2024)

Air Products and Chemicals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-04534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Air Products Boulevard

Allentown, Pennsylvania 18106-5500

(Address of principal executive offices and zip code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	APD	New York Stock Exchange
1.000% Euro Notes due 2025	APD25	New York Stock Exchange
0.500% Euro Notes due 2028	APD28	New York Stock Exchange
0.800% Euro Notes due 2032	APD32	New York Stock Exchange
4.000% Euro Notes due 2035	APD35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2024, David H.Y. Ho and Matthew H. Paull each notified Air Products and Chemicals, Inc. (the “Company”) of their decisions to retire and not to stand for re-election to the Board of Directors (the “Board”) of the Company at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”). Mr. Ho’s retirement and Mr. Paull’s retirement will be effective immediately after the conclusion of the Annual Meeting. There are no disagreements between the Company and any of Messrs. Ho or Paull, on any matter relating to the Company’s operations, policies, or practices that resulted in Messrs. Ho’s or Paull’s decision to retire. Messrs. Ho and Paull have each served as directors of the Company since 2013.

Item 8.01.	Other Events.

On November 17, 2024, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, approved the slate of directors to be nominated for election by the Company at the Annual Meeting. The Company’s slate of director nominees includes two new directors, Bhavesh V. “Bob” Patel and Alfred Stern, in addition to existing directors: Tonit M. Calaway, Charles I. Cogut, Lisa A. Davis, Seifollah Ghasemi, Jessica Trocchi Graziano, Edward L. Monser, and Wayne T. Smith. If elected, Messrs. Patel’s and Stern’s terms as directors of the Company will be effective as of the date of the Annual Meeting. More information with respect to the candidates nominated for election at the Annual Meeting will be included in the Company’s proxy materials to be filed in connection with the Annual Meeting.

On November 18, 2024, the Company issued a press release regarding the Board’s ongoing refreshment efforts. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

In addition, on November 18, 2024, the Company provided a communication to its employees regarding the Board’s ongoing refreshment efforts. A copy of the employee communication is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Important Additional Information and Where to Find It

The Company plans to file proxy materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting. Prior to the Annual Meeting, the Company will file a definitive proxy statement (the “Proxy Statement”) together with a WHITE proxy card. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC at the SEC’s website (http://www.sec.gov) or at the Company’s website https://investors.airproducts.com/ or by Innisfree M&A Incorporated, toll-free at (877) 750-0537 banks and brokers call collect at (212) 750-5833.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and other employees may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from shareholders in connection with the 2025 Annual Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2025 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2024 annual meeting of shareholders, filed with the SEC on December 8, 2023. Information regarding the ownership of the Company directors and executive officers in the shares of the Company common stock is included in their SEC filings on Forms 3, 4, and 5, which can be found at the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests (by security holdings or otherwise), will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 18, 2024.

99.2	Communication to Employees, dated November 18, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Date: November 18, 2024	By:	/s/ Sean D. Major
Sean D. Major
Executive Vice President,
General Counsel and Secretary